Exhibit 99.1

INTERMEC TO BE ACQUIRED BY HONEYWELL FOR $600 MILLION

Companies with shared history of innovation will enhance Honeywell’s global scale and capabilities

EVERETT, Wash. — Dec. 10, 2012— Intermec, Inc. (NYSE:IN), a leading provider of data capture and information management solutions, today announced a definitive agreement under which Honeywell International Inc. (NYSE:HON), a diversified technology and manufacturing leader, will acquire Intermec for $10.00 per share in an all-cash transaction valued at approximately $600 million, net of debt and cash acquired. Businesses around the world increasingly require more robust asset tracking and data capture applications and the combined entity will be a technology and information management solutions leader in the Auto Identification and Data Capture (AIDC) industry.

“We are pleased that Honeywell recognizes and values the capabilities as well as the strategic potential of our business,” said Allen J. Lauer, Intermec Chairman and Interim CEO. “Our Board conducted a thoughtful and comprehensive strategic review of Intermec’s business with the goal of determining the best possible overall outcome for our stakeholders. The agreement with Honeywell not only maximizes value for our stockholders, it combines our history of innovation and engineering expertise, global reach and leading products and solutions with the significant global scale and resources of Honeywell.”

Under the terms of the agreement, which has been approved by both companies’ Boards of Directors, Honeywell will acquire all of the outstanding common shares of Intermec for $10.00 per share in cash. The transaction represents a 48% premium to Intermec’s closing stock price on November 1, 2012, the last trading day prior to Intermec announcing it had retained BofA Merrill Lynch. The transaction, which is subject to the approval of Intermec stockholders, regulatory approvals and customary closing terms and conditions, is expected to close by the end of the second quarter 2013.

In light of today’s announcement, the Company is suspending its previously announced search for a permanent Chief Executive Officer. BofA Merrill Lynch is serving as exclusive financial advisor and Perkins Coie LLP is serving as legal counsel, to Intermec.

About Intermec

Intermec Inc. (NYSE:IN) is the workflow performance company. We design the leading data capture and information management solutions at the interface between mobile workers, assets, and customers. For more information about Intermec, visit www.intermec.com or call 425-348-2600.

Contact

Dan Evans, Investor Relations	David Reno/Robin Weinberg
425-267-2975	Sard Verbinnen and Co.
dan.evans@intermec.com	212.687.8080

Important Additional Information about the Merger Transaction

Intermec plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the merger transaction. This press release does not constitute a solicitation of any vote or approval. The proxy statement and other documents to be filed with the SEC related to the merger transaction will contain important information about Honeywell, Intermec, the merger transaction and related matters. Investors are urged to carefully read the proxy statement and other documents to be filed with the SEC in connection with the merger transaction or incorporated by reference into the proxy statement, when available. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Intermec through the website maintained by the SEC at www.sec.gov or by contacting Intermec Investor Relations at (425) 348-2600. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Intermec’s website at www.intermec.com (which website is not incorporated herein by reference).

Intermec and its directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger transaction. Information regarding these persons who may, under the rules of the SEC, be considered participants in the solicitation of Intermec’s stockholders in connection with the proposed merger transaction will be set forth in the proxy statement described above when it is filed with the SEC. Additional information regarding Intermec’s executive officers and directors, including stockholdings, is included in Intermec’s definitive proxy statement for 2012, which was filed with the SEC on April 12, 2012. You can obtain free copies of this document from Intermec using the contact information above.

Forward-Looking Statements

Statements made in this press release and related statements that express Intermec’s or our management’s intentions, hopes, indications, beliefs, expectations, or predictions of the future, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. These statements include those regarding the closing of the merger transaction, the expected timing of the merger transaction and the potential effects of the merger transaction, including if it does not close.

These statements are not guarantees of future performance or events and are subject to risks, uncertainties and assumptions that could cause actual results or events to vary materially from those indicated in this press release, including: the ability to obtain regulatory approvals of the merger transaction on the proposed terms and schedule; the failure of Intermec’s stockholders to approve the merger transaction; disruption to our business, including customer, employee and supplier relationships resulting from the merger transaction; the effect of the merger transaction on pricing, spending, third-party relationships and revenues; and other factors described in Intermec’s reports filed with the SEC, including our annual report for the year ended December 31, 2011 and subsequent quarterly reports, filed with the SEC, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, Intermec disclaims any obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.